Consent of Independent Certified Public Accountants


First Investors Series Fund
95 Wall Street
New York, New York  10005

         We consent to the use in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A (File No. 33-25623) of our report dated October 30, 1998 relating to the September 30, 1998 financial statements of First Investors Series Fund, which are included in said Registration Statement.




                                                    /s/ TAIT, WELLER & BAKER
                                                    ------------------------

                                                        TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 21, 1999